As filed with the Securities and Exchange Commission on December 10, 2004


                                                 SEC Registration No. 333-117100

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     LIFESCIENCES OPPORTUNITIES INCORPORATED
                 (Name of small business issuer in its charter)

             Florida                             6770                   20-0594204
    (State or jurisdiction of        (Primary Standard Industrial    (I.R.S. Employer
  incorporation or organization)      Classification Code Number)    Identification No.)

                          6400 N.W. 6th Way, Suite 300
                         Fort Lauderdale, Florida 33309
                                 (954) 670-1300
        (Address and telephone number of principal executive offices and principal place of business)

                                Robert D. Keyser
                          6400 N.W. 6th Way, Suite 300
                         Fort Lauderdale, Florida 33309
                                 (954) 670-1300
           (Name, address, and telephone number of agent for service)

                                   Copies to:

                             Brian A. Pearlman, Esq.
                               Adorno & Yoss, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                         Fort Lauderdale, Florida 33301
                            Telephone: (954) 763-1200
                            Facsimile: (954) 766-7800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                   PROPOSED
TITLE OF EACH                    PROPOSED          MAXIMUM
CLASS OF                         MAXIMUM           AGGREGATE   AMOUNT OF
SECURITIES TO      AMOUNT TO BE  OFFERING PRICE    OFFERING    REGISTRATION
BE REGISTERED      REGISTERED    PER SHARE (1)     PRICE(1)    FEE
--------------------------------------------------------------------------------

Common Stock,            10,000  $       6.00      $60,000.00  $     7.60(2)
par value
 $.0001 per share
--------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

(2)   Fee paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  Subject to completion dated December 10, 2004


                       INITIAL PUBLIC OFFERING PROSPECTUS

                     LIFESCIENCES OPPORTUNITIES INCORPORATED

                      Minimum 5,000 shares of Common Stock
                      Maximum 10,000 shares of Common Stock

                         Offering Price: $6.00 Per Share


         Lifesciences Opportunities Incorporated, a Florida corporation is offering up to 10,000 shares of common stock. We are a "blank check" company and have not engaged in any business and have no specific plans for any given business or industry. This is our initial public offering and no public market currently exists for our common stock. The initial public offering price of our shares has been arbitrarily determined by us. We have not applied to be listed on any trading market or exchange.

         AN INVESTMENT IN OUR SECURITIES INVOLVES HIGH RISK. SEE "RISK FACTORS" BEGINNING ON PAGE ___ OF THIS PROSPECTUS.

                         PROSPECTUS DATED ________, 2004

                              --------------------

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are offering the shares on a "best efforts" basis through Dawson James Securities, Inc. Our officers and directors are affiliates of Dawson James Securities.


                                                               Underwriting
                                                               discounts and            Proceeds to
                               Price to public(1)             commissions(2)               issuer(3)
----------------------------------------------------------------------------------------------------------
Per Share                           $   6.00                        $  0.00                  $  6.00

Total Minimum
(5,000)                             $ 30,000                        $  0.00                  $ 30,000

Total Maximum
(10,000)                            $ 60,000                        $  0.00                  $ 60,000
-----------------------------------------------------------------------------------------------------


(1) Subscribers purchasing shares should make their check payable to "Lifesciences Opportunities Incorporated." All proceeds from subscriptions to purchase shares will be transmitted by us and any participating dealer to a separate bank account established by Dawson James Securities, Inc. We are offering the shares on a "best efforts" 5,000 share minimum, 10,000 share maximum, basis. In the event that the minimum of 5,000 shares is not sold by _____________, 2005, all proceeds raised will be returned promptly to subscribers. Subscribers will not be entitled to a return of funds from the escrow account during the offering period.

(2) We will offer the shares through Dawson James Securities, Inc., a member of the National Association of Securities Dealers, Inc. (the "NASD") who agrees to sell the shares in conformity with the NASD Rules of Fair Practice. We will not pay any commission or non-accountable expense allowance. We will amend the registration statement of which this prospectus is a part following its effectiveness to identify any additional selected broker-dealer if another broker-dealer sells shares offered in this offering.

(3) The proceeds have been computed before deduction of costs that will be incurred in connection with this offering, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $10,000.

                                TABLE OF CONTENTS



PROSPECTUS SUMMARY..........................................................1
RISK FACTORS................................................................5
RIGHTS AND PROTECTIONS UNDER RULE 419.......................................9
USE OF PROCEEDS............................................................13
DILUTION...................................................................16
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS...................17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION..................19
BUSINESS...................................................................20
MANAGEMENT.................................................................26
PRINCIPAL SHAREHOLDERS.....................................................28
DESCRIPTION OF SECURITIES..................................................29
INDEMNIFICATION............................................................31
CERTAIN TRANSACTIONS.......................................................32
PLAN OF DISTRIBUTION.......................................................34
LEGAL MATTERS..............................................................36
EXPERTS....................................................................37
AVAILABLE INFORMATION......................................................37

                               PROSPECTUS SUMMARY

         THE FOLLOWING IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES TO THE FINANCIAL STATEMENTS, APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

HISTORY AND OPERATIONS


         Lifesciences Opportunities Incorporated was incorporated in the State of Florida on January 12, 2004 to seek and make one or more business combinations to the extent its limited assets will allow. We have no operating history. Our office is located at 6400 N.W. 6th Way, Suite 300, Fort Lauderdale, Florida 33309 and our telephone number is (954) 670-1300.


         We are deemed to be a blank check company subject to Rule 419. We may merge, make an exchange of capital stock asset acquisition or other similar business combination with an operating or development stage business.

         We have not and will not engage in any substantive commercial business immediately following this offering and for an indefinite period of time following this offering.

         Subject to Rule 419, we intend to use the net proceeds of this blank check offering to effect a merger, acquire the assets or the capital stock of existing businesses or other similar business combination.

BLANK CHECK COMPANY


         We are a blank check company. A blank check company is a company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. The offering is required to comply with the provisions of Rule 419 of the Securities Act of 1933.


THE OFFERING

                                               MINIMUM             MAXIMUM
                                               -------             -------
Securities offered:
Common Stock, par value $0.0001 per share        5,000              10,000

Common Stock to be
outstanding after the offering                  45,000              50,000

Offering termination ___________, 2004

ARBITRARY OFFERING PRICE

         The aggregate offering price and number of the common shares to be offered were arbitrarily determined.

PLAN OF DISTRIBUTION


         The shares will be offered through Dawson James Securities, a member of the National Association of Securities Dealers, Inc. We are offering the shares on a "best efforts" 5,000 share minimum, 10,000 share maximum, basis. In the event that the minimum of 5,000 shares is not sold by _____________, 2005 (six months from the date of this prospectus), all proceeds raised will be returned promptly to subscribers. Subscribers will not be entitled to a return of funds from the escrow account during the offering period.

         We will offer the shares through Dawson James Securities, who agrees to sell the shares in conformity with the NASD Rules of Fair Practice. We will not pay any commission or fees to Dawson James Securities. We will amend the registration statement of which this prospectus is a part following its effectiveness to identify additional broker-dealers that sell shares offered in this offering.


PUBLIC MARKET

         There is no public market for the common shares.

USE OF PROCEEDS

         We intend to apply substantially all of the net proceeds of this offering (other than the proceeds to be deposited into the escrow account) to cover costs and expenses incurred in attempting to effect a business combination, including selecting and evaluating targets and structuring and consummating a business combination. Rule 419 requires that 90% of the amount raised is required to be escrowed. The proceeds deposited into the escrow account will not be used for any payment of salaries or expenses to our officers or directors. The proceeds will only be used, if at all, for the implementation of a business combination.

RISK FACTORS

         The shares offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. OUR RISK FACTORS COMMENCE ON PAGE ___.

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

         Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering costs, and all securities to be issued be deposited into an escrow or separate bank account established by a registered broker dealer maintaining net capital equal to or exceeding $25,000 (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Dawson James has established such an account on our behalf and we have entered into an escrow agreement with Dawson James. Under Rule 419, the Deposited Funds and Deposited Securities will be released to us and to investors, respectively, only after we have met the following three conditions:

         First, we must execute an agreement for an acquisition(s) meeting certain prescribed criteria; second, we must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions; and third, the acquisition(s) meeting the prescribed criteria must be consummated.

PRESCRIBED ACQUISITION CRITERIA

         The agreement must provide for the acquisition of a business(es) or assets valued at not less than 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed, we must successfully complete the mandated reconfirmation offering and consummate the acquisitions(s).

POST-EFFECTIVE AMENDMENT

         Once the agreements governing the acquisition of a business have been executed, Rule 419 requires us to update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419.

RECONFIRMATION OFFERING

         The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

         (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account;

         (2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor;

         (3) If we do not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

         (4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

         (5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors.

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS


         The Deposited Funds and Deposited Securities may be released to our company and the investors, respectively, after the escrow agent has received written certification from us that we have consummated an acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and have filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and we have satisfied all of the prescribed conditions of the reconfirmation offer.


NO COMMITMENT TO PURCHASE COMMON SHARES

         No commitment by anyone exists to purchase any of the common shares we are offering.

SUMMARY FINANCIAL INFORMATION


         The following selected financial data as of October 31, 2004 has been derived from our financial statements included elsewhere in this prospectus.


Balance Sheet Data

Cash                                           $2,624

Total Assets                                   $2,624

Total Liabilities                                $100

Total Shareholder's Equity                     $2,524

Operating Costs and Expenses

Operating Expenses                             $2,476

Net Loss                                       $2,476

                                  RISK FACTORS

         THE SHARES WE ARE OFFERING ARE SPECULATIVE, INVOLVE IMMEDIATE SUBSTANTIAL DILUTION AND A HIGH DEGREE OR RISK, INCLUDING THE RISK FACTORS DESCRIBED BELOW. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING OUR COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.


OUR PRINCIPAL SHAREHOLDER, ARK VENTURE CAPITAL, INC., WILL OWN APPROXIMATELY 80% OF THE COMMON SHARES AFTER THE MAXIMUM OFFERING AND THE INVESTORS WILL HAVE AN EXTREMELY MINORITY INTEREST IN OUR COMPANY.


         There are currently 40,000 common shares outstanding. Ark Venture Capital, Inc. owns all 40,000 of these common shares or 100% of the total outstanding common shares. Assuming we sell all of the 10,000 common shares, Ark Venture Capital, Inc. will still own 80% of our common shares. You will have an extreme minority interest in our company and will not be able to influence the election of directors or other corporate matters.

OUR SECURITIES HAVE NO CURRENT TRADING MARKET AND WE CANNOT MAKE A MARKET IN OUR SECURITIES UNTIL WE HAVE CONSUMMATED A MERGER OR ACQUISITION, WHICH CAN TAKE UP TO 18 MONTHS, IF AT ALL.

         We do not have a public market for our common shares. You will not be able to liquidate your investment in the event of an emergency or for any other reason unless an acquisition has occurred and an active trading market has developed. Many states have enacted statutes, rules and regulations limiting the sale of securities of blank check companies in their jurisdictions. We cannot undertake any efforts to cause a market to develop in our securities until we consummate a merger or acquisition, which can take up to 18 months, if at all. We cannot assure you that a public market will ever develop even if we successfully locate a merger or acquisition candidate. You will not be able to liquidate your investment in the event of an emergency or for any other reason unless an acquisition has occurred.

YOU MAY NOT HAVE ACCESS TO YOUR FUNDS AFTER EFFECTIVENESS OF THE REGISTRATION STATEMENT FOR UP TO 18 MONTHS.

         No transfer or other disposition of the escrowed securities can be permitted except in identified instances. For 18 months from the effective date of the registration statement, you may not have access to your funds. If a consummated acquisition has not occurred by a date 18 months after the effective date of the initial registration statement, the funds held in the escrow account will be returned within five business days following that date.


WE MAY NOT LOCATE AN ACQUISITION CANDIDATE AND YOU MAY LOSE 10% OF YOUR INVESTMENT.

         If we are unable to consummate an acquisition within the 18-month time frame, you will lose up to 10% of your investment. The 10% that may be lost consists of the 10% of the proceeds that will be withheld by our company.

IF UNDER THE RECONFIRMATION PROCESS REQUIRED BY RULE 419 WE RECEIVE LESS THAN THE MINIMUM PROCEEDS, WE WILL HAVE LESS FUNDS TO FINANCE OUR OPERATIONS OF OUR EVENTUAL ACQUISITION WHICH MAY PREVENT THE ACQUISITION FROM SUCCEEDING AND SUBSEQUENTLY RESULT IN YOU LOSING YOUR INVESTMENT.

         Under Rule 419 we are required to reconfirm each investor's investment in our company. If we receive confirmation from investors having contributed more than 80% of the maximum offering proceeds but less than 100% of the maximum offering proceeds, the reconfirmed funds shall remain in escrow. However, in the event that any funds up to 19.9% of our proceeds are returned to investors, our offering proceeds will be reduced by the returned amounts. Such return may leave us with inadequate funds to continue our operations and can ultimately result in you losing your investment in our company. Any funds returned to investors that fail to confirm their investments will deplete our offering proceeds and may not provide our eventual acquisition with adequate working capital.


BECAUSE THERE IS A DISPARITY IN THE PRICE PAID BY OUR MAJORITY SHAREHOLDER AND THE OFFERING PRICE YOU WILL EXPERIENCE IMMEDIATE DILUTION OF YOUR INVESTMENT.


         The offering price of the common shares was arbitrarily determined without any consideration of the actual value of our company or what the market might pay for our stock. Our principal shareholder purchased common shares in our company for approximately $0.125 compared to the offering price of $6.00. Immediately after the offering, the book value per common share will be $0.43 or 7% of your investment if we raise gross proceeds of $30,000 and $0.93 or 16% if we raise the entire offering amount. This disparity will dilute your investment in our company.

WE MAY NOT HAVE ADEQUATE WORKING CAPITAL TO SATISFY OUR OFFERING EXPENSES OR CONSUMMATE A MERGER OR ACQUISITION WHICH MAY RESULT IN YOU LOSING 10% OF YOUR INVESTMENT.

         We intend to satisfy the expenses of this offering from our current working capital, advances from our majority shareholder and proceeds from this offering. We estimate that we will have available as working capital for acquisitions search and other business expenses of approximately $1,100, assuming all of the shares we are offering are sold and offering expenses (an estimated sum of $10,000) are paid. Assuming only the minimum number of shares offered hereby is sold, we may not have available working capital to cover the expenses of this offering or to complete an acquisition. However, Ark Venture Capital, our majority shareholder, has orally agreed to advance our company working capital up to $10,000 if we do not complete the maximum offering. However, Ark Venture Capital is not obligated to advance us additional funds. If we require additional financing and are unable to secure such financing, we may suspend our operations until we can secure funding. Any delay may prevent us from consummating an acquisition within the prescribed Rule 419 time requirements and could result in you losing 10% of your investment.


NEITHER OF OUR KEY PERSONNEL IS REQUIRED TO COMMIT HIS FULL TIME TO OUR AFFAIRS AND, ACCORDINGLY, SUCH PERSONNEL MAY HAVE CONFLICTS OF INTEREST IN ALLOCATING MANAGEMENT TIME AMONG VARIOUS BUSINESS ACTIVITIES.

         Messrs. Keyser and Poliak intend to devote approximately 20% of their time to our affairs. They may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those we intended to conduct. In the course of their other business activities, including private investment activities, Messrs. Keyser and Poliak may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of Florida corporations are required to present certain business opportunities to such corporations. Accordingly, as a result of multiple business affiliations, Messrs. Keyser and Poliak may have similar legal obligations relating to presenting certain business opportunities to multiple entities.

OUR MANAGEMENT HAS NO PRIOR EXPERIENCE WITH RESPECT TO A TRANSACTION INVOLVING THE PROPOSED COMBINATION OF ENTITIES, INCLUDING A BLANK CHECK COMPANY.

         None of our officers has had prior experience relating to the identification, evaluation and acquisition of a merger or acquisition target. Thus we have no experience in consummating a business combination and, accordingly, there is only a limited basis upon which to evaluate our prospects for achieving its intended business objectives. To date, our efforts have been limited primarily to organizational activities. We have limited resources and has had no revenues to date. In addition, we will not achieve any revenues (other than interest accruing on the proceeds of this offering) until the consummation of a business combination, if at all. There can be no assurance that any target, at the time of our consummation of a business combination, or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis.

ANY ACQUISITION WE EFFECT WILL RESULT IN THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK WHICH WILL RESULT IN SUBSTANTIAL DILUTION IN THE PERCENTAGE OF OUR COMMON STOCK THEN HELD BY THE OUR SHAREHOLDERS, INCLUDING INVESTORS IN THIS OFFERING.

         Any transaction will likely be structured so that the owners of an acquisition target will be issued an amount of our shares sufficient to provide them an 80% equity ownership interest in our company. This issuance of shares will substantially dilute the percentage of common stock you own in our company and decrease current shareholder voting control.

THE ABILITY TO REGISTER OR QUALIFY FOR SALE THE SHARES FOR BOTH INITIAL SALE AND SECONDARY TRADING IS LIMITED BECAUSE A NUMBER OF STATES HAVE ENACTED REGULATIONS PURSUANT TO THEIR SECURITIES OR "BLUE SKY" LAWS RESTRICTING OR, IN SOME INSTANCES, PROHIBITING, THE SALE OF SECURITIES OF "BLANK CHECK" ISSUERS WITHIN THAT STATE, WHICH MAY LIMIT YOUR ABILITY TO RESELL OUR SHARES.


         Because of regulations and other restrictions, our selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the shares have been registered. Purchasers of the shares in this offering must be residents of such jurisdictions which either provide an applicable exemption or in which the shares are registered. In order to prevent resale transactions in violation of states' securities laws, public shareholders may only engage in resale transactions in the shares in jurisdictions in which an applicable exemption is available or a registration application has been filed and accepted. Blue sky restrictions on resales may limit the ability of investors to resell the shares they purchase in this offering. In addition, the limited number of states in which this offering may be sold may decrease our ability to successfully complete this offering.

         We have applied to register our common stock issuable in this offering in Florida and New York. Please see "State Blue Sky Information" commencing on page ___ for a more complete discussion of the blue sky laws and registrations affecting this offering.


IF WE DO NOT COMPLY WITH CERTAIN EXEMPTIONS TO THE INVESTMENT COMPANY ACT WE MAY BE SUBJECT TO CIVIL LIABILITIES AND UNENFORCEABILITY OF CONTRACTS WITH REGARD TO OUR COMPANY.

         Section 3(a)-1 of the Investment Company Act contains a definition of an investment company, and it excludes any entity that does not engage primarily in the business of investing, reinvesting or trading its securities, or that does not engage in the business of investing, owning, holding or trading investment securities defined as all securities other than government securities or securities of majority owned subsidiaries, the value of which exceeds 40% of the value of its total assets excluding government securities, cash or cash items. We intend to conduct our business in such a manner to comply with this exclusion from the Investment Company Act. However, if we are unable to comply with this exclusion, we may be deemed in violation of the Investment Company Act and subject to civil liability and enforceability of contracts with regards to our company. In addition, failure to comply with the exclusion could subject controlling persons in certain instances to civil liability and criminal penalties.

                           FORWARD-LOOKING STATEMENTS

         The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

         Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are effected by significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

         These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of our company, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by us, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                      RIGHTS AND PROTECTIONS UNDER RULE 419

OVERVIEW OF RULE 419


         We are conducting a "blank check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended. The net offering proceeds, [after deduction for offering expenses (estimated at $10,000) and sales commissions], and the securities to be issued to investors must be deposited in an escrow account. While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. We must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest, if any) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.


ESCROW OF 90% OF THE PROCEEDS DERIVED

         Upon completion of this offering, 90% of the net proceeds will be placed in an escrow account, subject to release upon the earlier of (1) written notification by our company of our need for all, or substantially all, of such net proceeds for the purpose of facilitating a business combination; or (2) 18 months after the effective date of this registration statement.

ESCROWED FUNDS NOT TO BE USED FOR SALARIES OR REIMBURSABLE EXPENSES


         No funds will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred by our officers and directors. In no event will the escrowed funds be used for any purpose other than implementation of a business combination.


NO DISCUSSIONS WITH OTHER ENTITIES REGARDING POSSIBLE BUSINESS COMBINATIONS

         We have not had any discussions with any representative of any entity regarding the possibility of a business combination between our company and such other entity.

MATERIAL PERSONS

         Our officers, directors and major shareholders are the only persons who have been instrumental in arranging the capitalization of our company to date. Neither of our officers or directors is acting as nominee for any persons or is otherwise under the control of any person or persons. There are no agreements, agreements in principle, or understandings with regard to compensation to be paid by our company to any of our officers or directors.

         Investors should carefully review the financial statements which are an integral part of this prospectus.

INVESTOR SUITABILITY STANDARDS

         The purchase of the shares we are offering involves certain risks and is suitable only for persons of adequate means with no need for liquidity in their investment. Each potential investor should realize that the shares may be subject to certain restrictions on their transfer, and there may be no public market for the shares and no assurance that one will develop.

         A subscription, once made, is irrevocable (except in accordance with Rule 419). We will review the subscriptions and representations of prospective investors and, based upon information appearing therein, may make such further inquiry as it deems appropriate with regard to the suitability of the investment for such investors. We may reject any subscription, in whole or in part, for the purchase of shares.

         Investors are strongly urged to consult with their legal, financial and tax advisors before investing in the shares.

PRESCRIBED ACQUISITION CRITERIA

         Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, we must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets valued at not less than 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed, we must successfully complete the mandated reconfirmation offering and consummate the acquisitions(s).

POST-EFFECTIVE AMENDMENT

         Once the agreements governing the acquisition of a business meeting the above criteria have been executed, Rule 419 requires us to update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

RECONFIRMATION OFFERING

         The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

         (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

         (2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor;


         (3) If we do not receive written notification from any investor within 45 business days following the effective date of the post effective amendment, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;


         (4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and


         (5) If a consummated acquisition(s) has not occurred within 18 months from the effective date of the initial registration statement, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.


RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

         The Deposited Funds and Deposited Securities may be released to our company and the investors, respectively, after:

         (1) the escrow agent has received written certification from us and any other evidence acceptable by the escrow agent that we have executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and we have satisfied all of the prescribed conditions of the reconfirmation offer; and

         (2) the acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.

SECURITIES EXCHANGE ACT OFFERING REQUIREMENTS AND RULE 419 INTERPLAY

         Under Rule 15c2-4 of the Securities Exchange Act of 1934, in a best efforts offering, the minimum offering must be met before payments can be made to an issuer or a broker-dealer participating in the issuer's offering. In addition, Rule 10b-9 of the Securities Exchange Act of 1934 prohibits any representation that a security is being offered on an "all or none" or "part or none" basis, unless prompt refunds are made to purchasers (investors) if the represented number of securities is not sold at the specified price within the specified time and the total amount due the seller (issuer) is not received by the seller (issuer) by the specified date. With respect to a blank check offering (such as this offering) subject to both Rule 419 and Rules 15c2-4 and 10b-9, the requirements of Rules 15c2-4 and 10b-9 are applicable only until the conditions of the offering requiring the minimum offering amount to be met are satisfied. As such, once our minimum offering is met, we are not required to refund offering proceeds for failure to maintain our minimum offering amount in the event that any investors fail to reconfirm their offering.

         In the event that any funds up to 19.9% of our proceeds are returned to investors, our offering proceeds will be reduced by the returned amounts. Such return may leave us with inadequate working capital and can ultimately result in you losing your entire.

         FURTHERMORE, INVESTORS ARE NOT GUARANTEED A RETURN OF 100% OF PROCEEDS, EVEN IF YOU DECIDE TO NOT RECONFIRM YOUR INVESTMENT, AS 10% OF THE PROCEEDS ARE IMMEDIATELY DEDUCTED AFTER THE MINIMUM OFFERING.

                                 USE OF PROCEEDS

         Because management has no specific business contemplated for our company, we are unable to indicate precisely categories for the use of proceeds from this blank check offering. However, the following table sets forth management's estimate as to how the proceeds will likely be allocated:


                                                    $ 60,000          $ 30,000
                                                     Raised            Raised
                                                     ------            ------

Gross Proceeds                                       $60,000           $30,000
Underwriting commission(1)                           $     0           $     0
Non accountable expense account(1)                   $     0           $     0

Net Proceeds                                         $60,000           $30,000

Amount immediately available
     to our company(2)                               $ 6,000           $ 3,000
         Expenses relating to
         Evaluation of acquisition
         Candidates                                  $   500           $   500
   Expenses relating to
         SEC reporting                               $   500           $   500
   Offering expenses                                 $ 5,000           $ 2,000
                                                     -------           -------

Proceeds used
   before acquisition                                $ 6,000           $ 3,000
                                                     -------           -------

Proceeds to be escrowed                              $54,000           $27,000


(1) Our placement agent will receive no commission and no reimbursements.


(2) Subject to raising the minimum offering, our company has requested and will immediately receive 10% of the funds as permitted under Rule 419.


         Upon the consummation of a business combination and the reconfirmation of the investors' purchase of the shares, the balance of the deposited funds will be released to us. Once the funds are released from escrow, they may be used to offset the expenses of consummating a business combination, including legal fees for the preparation and filing of a post-effective amendment to the registration statement. We anticipate our largest out of pocket expense will be fees associated with the SEC's filing requirements. These expenses are expected to be incurred if and when a post-effective amendment is filed. However, we cannot anticipate the costs of the acquisition transaction or the conditions of any merger, which will not take place until an acquisition candidate has been identified and reconfirmation of the offering has been obtained. If and when an acquisition takes place, the determination for use of proceeds will either be made by our officers or as the potential acquiree might determine to complete the acquisition and post-effective amendment.

         The proceeds not in escrow are to be utilized over an eighteen-month period and will be used in the following order of priority:

         o to pay for business, legal and accounting due diligence expenses incurred in connection with evaluation of prospective business combinations;

         o for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC; and

         o        to pay for offering expenses associated with this prospectus.

         No portion of the proceeds will be paid to officers, directors, their affiliates or associates for expenses of the offering. No portion of the proceeds not held in the escrow account will be used to acquire assets or finance the acquisitions of other businesses.


         We received a total of $5,000 through the sale of our common stock to Ark Venture Capital and an additional $100 from an advance from Ark Venture Capital. These amounts were used to organize our company and finance a portion of the expenses of this blank check offering, including legal fees, audit and accounting fees and printing fees. Immediately available proceeds from this offering will initially be used to cover the remaining offering expenses. We estimate that we will have available as working capital for the remaining expenses of this offering, acquisitions search and other business expenses of approximately $1,100, assuming all of the shares we are offering are sold and offering expenses (an estimated sum of $10,000) are paid. Assuming only the minimum number of shares offered hereby is sold, we may not have available working capital to complete an acquisition or cover our offering expenses. However, Ark Venture Capital, our majority shareholder, has orally agreed to advance our company working capital up to $10,000 to cover the remaining offering expenses and to locate and acquire a suitable business. Amounts advanced by Ark Venture Capital will not be repaid from proceeds from this offering. Repayment of advances will not be a condition of selecting an eventual target. These amounts are not impacted by the success of the full amount of the offering being sold.

         We do not anticipate any material cash requirements for the next twelve months (or up to 18 months, if required). Efforts to find and consummate an acquisition will be undertaken by our officers and directors. They will not be compensated for their efforts, nor recompensated for their out of pocket expenses. We presently anticipate that we will be able to locate and acquire suitable business interests utilizing the net proceeds of this blank check offering and advances from Ark Venture Capital (if required). In the event that substantially less than the maximum offering is raised and Ark Venture Capital does not advance us funds, our plans may be materially and adversely affected in that we may find it even more difficult, if not impossible, to realize our goals. In any event, if we determine that a business opportunity requires additional funds, regardless of the level of net proceeds raised, we may seek such additional financing through loans, additional equity issuances or through other financing arrangements. No such financing arrangements presently exist, and no assurances can be given that such additional financing will be available, or, if available, on terms acceptable to us. Investors buying shares in this blank check offering will not, unless otherwise required by law, participate in the determination of whether to obtain additional financing or as to the terms of any such financing.

         It is contemplated that the Deposited Funds will be invested in one of the following, pending the consummation of any acquisition effected in accordance with Rule 419:

         (1) an obligation that constitutes a "deposit," as that term is defined in Section 3(1) of the Federal Deposit Insurance Act [12 U.S.C. 1813(1) (1991)];

         (2) securities of an open-end investment company registered under the Investment Company Act that holds itself out as a money market fund meeting the conditions of paragraph (c)(2), (c)(3) and (c)(4) of Rule 2a-7 (17 CFR 270.2a-7) under the Investment Company Act; or

         (3) securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

                                    DILUTION


         The difference between the public offering price per share and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares. Net tangible book value after the offering includes the proceeds from this offering (between $30,000 and $60,000) minus the expenses associated with this offering ($10,000).

         At October 31, 2004, the net tangible book value of our company was $2,524 or $.06 per share. After giving effect to the sale of 10,000 shares we are offering and the application of our estimated net proceeds, the pro forma net tangible book value of our company at October 31, 2004 would have been $46,524 or $0.93 per share, representing an immediate increase in net tangible book value of $44,000 or $0.86 per share to existing shareholders and an immediate dilution of $5.07 per share to investors in this offering.

         At October 31, 2004, the net tangible book value of our company was $2,524 or $.06 per share. After giving effect to the sale of 5,000 shares we are offering and the application of our estimated net proceeds, the pro forma net tangible book value of our company at October 31, 2004 would have been $19,524 or $0.43 per share, representing an immediate increase in net tangible book value of $17,000 or $0.37 per share to existing shareholders and an immediate dilution of $5.57 per share to investors in this offering.


         There are currently no plans, proposals, arrangements or understandings with respect to the sale of additional securities to any persons for the period commencing with the closing of this offering and our identification of a business combination.

         The following table illustrates the above information with respect to dilution to new investors on a per-share basis after the offering assumes the maximum offering and minimum offering:


                                                                Maximum                   Minimum
                                                                -------                   -------



         Public offering price per Share                         $ 6.00                    $ 6.00
         Net tangible book value per
              Share, before this offering                         $0.06                     $0.06
         Increase per Share attributable
              to investments by new investors                     $0.86                     $0.37
         Net tangible book value per Share,
              after this offering*                               $ 0.93                     $0.43
         Dilution to new investors per Share                     $ 5.07                     $5.57


* Net tangible book value after the offering includes the maximum proceeds or minimum proceeds, less the expenses associated with this offering ($10,000).


         The following table provides, as of the date of this prospectus, with respect to existing shareholders and new investors, a comparison of the number of shares acquired, their percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share:

                                                                     AVERAGE
                         PERCENTAGE   CONSIDERATION  PERCENTAGE OF   PRICE PER
                AMOUNT*  OF SHARES    PAID           CONSIDERATION   SHARE
                -------  ----------   -------------  -------------   ----------
Existing
Shareholders     40,000          80%  $       5,000           7.77%  $    0.125
New Investors*   10,000          20%  $      60,000          92.23%  $     6.00
                -------  ----------   -------------  -------------   ----------
  Total          50,000         100%  $      65,000          100.0%  $     1.30


*Assumes maximum offering.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         At the present time, there is no market for our common shares.

         We have one holder of record.

         Since inception we have not paid any dividends. We intend to use any profits for operations and do not intend to pay dividends.

         We are currently not seeking listing of the shares on NASDAQ. So long as we have net tangible assets of $5,000,000 or less, transactions in the shares shall be subject to Rule 15g promulgated under the Exchange Act. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Transactions are exempt from this rule if the market price of the shares is at least $5.00 per share. Rule 3a51-1 generally defines a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exemptions. Such exemptions include an equity security issued by an issuer that has:

         (1) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for at least three years,

         (2) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or

         (3) average revenue of at least $6,000,000 for the preceding three years.

         Unless an exemption is available, Rule 15g requires the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.

         If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake compliance activities. A market in our stock may never develop due to these restrictions.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         Our company has not generated any revenues to date. Our entire activity since our inception has been to prepare for our proposed fund raising through an offering of equity securities as described in this prospectus.

RESULTS OF OPERATIONS


         Since inception through October 31, 2004, we have not received any revenues from operations. All of our initial working capital has been obtained from the sale of common shares to Ark Venture Capital, Inc. ($5,000) and a $100 advance from Ark Venture Capital.


         We currently have limited working capital and will rely on proceeds from this offering and advances from our affiliates to continue operations.

         Since inception we have not pursued any investing activities.

PLAN OF OPERATION


         We do not anticipate any material cash requirements for the next twelve months (or up to 18 months, if required). Efforts to find and consummate an acquisition will be undertaken by our officers and directors. They will not be compensated for their efforts, nor recompensated for their out of pocket expenses. We believe we can satisfy our cash requirements over the next 18 months if we can complete the maximum offering. If we complete less than the maximum offering and we require additional working capital, Ark Venture Capital has orally agreed to advance us up to $10,000, which would satisfy our cash requirements over the next 18 months. For the current fiscal year, we anticipate incurring a loss as a result of expenses associated with registration under the Securities Act, and expenses associated with locating and evaluating acquisition candidates. We anticipate that until a business combination is completed with an acquisition candidate, we will not generate revenues other than interest income, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.


         Substantially all of our working capital needs subsequent to this offering will be attributable to the identification of a suitable acquisition, and thereafter to effectuate a business combination. Working capital needs are expected to be satisfied from the net proceeds of this offering, current working capital and advances from Ark Venture Capital. We believe we can satisfy cash requirements until a business combination is consummated with 10% of the net proceeds derived from this offering. Prior to the conclusion of this offering, we currently anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, escrow agent fees and transfer agent fees.

NEED FOR ADDITIONAL FINANCING


         The proceeds not held in the escrow account after payment of the offering expenses will be used for the evaluation of acquisition candidates and expenses relating to SEC reporting in the following order of priority to pay for: (1) business, legal and accounting due diligence expenses incurred in connection with evaluation of prospective business combinations; and (2) general and administrative expenses incurred in connection with our reporting obligations with the SEC.

          If we require additional funds, our majority shareholder has orally agreed to advance us up to $10,000 to pay the expenses of the offering and attempt to locate an acquisition candidate.


         No portion of the proceeds from this offering will be paid to officers, directors, their affiliates or associates for their expenses.


         In the event we are unable to generate revenues from a completed business combination within 18 months, we will depend on additional advances from stockholders or other third parties. We cannot assure you that the available funds will ultimately prove to be adequate to allow us to complete a business combination, and once a business combination is completed, our needs for additional financing are likely to increase substantially. Our officers and directors have not made any written commitments to provide additional capital. We cannot assure you that any additional funds will be available to our company to allow us to cover our expenses. Even if our cash assets prove to be inadequate to meet our operational needs, we might seek to compensate providers of services by issuances of stock in lieu of cash.


         We do not expect to purchase or sell any significant equipment, engage in product research or development and do not expect any significant changes in the number of employees.

                                    BUSINESS

INTRODUCTION


         We were formed in January 2004 to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating business (a "Target") which we believe has significant growth potential, provided such Target has net assets of at least 80% of our maximum offering proceeds. We will not engage in any substantive commercial business for an indefinite period of time following this offering. We have no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or entity and we have not identified any specific business or entity for investigation and evaluation. We intend to utilize cash (to be derived from the proceeds of this offering), equity, debt or a combination thereof in effecting a business combination. It is likely that we will have the ability to effect only a single business combination. We may effect a business combination with a Target which may be financially unstable or in its early stage of development or growth.


"BLANK CHECK" OFFERING

         Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination, the proceeds are not being designated for any more specific purposes. Accordingly, prospective investors will invest in our company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, an entity which does not need substantial additional capital but which desires to establish public trading status, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various federal and state securities laws.

         None of our officers, directors, their affiliates or associates has had any preliminary contact or discussions with any representative or the owner of any business or entity regarding the possibility of an acquisition or merger transaction. While management will have sole discretion to determine which businesses, if any, are intended to be acquired, as well as the intended terms of any acquisition, investors in this blank check offering will have the opportunity to evaluate the merits and risks of an acquisition and be entitled to make an election as to whether they desire to remain investors in our company. An acquisition will only be consummated if investors representing 80% of the maximum offering proceeds reconfirm their investment.

         To date, we have not selected any particular industry or any Target in which to concentrate its business combination efforts. Accordingly, there is no current basis for prospective investors in this offering to evaluate the possible merits or risks of a Target or the particular industry in which we may ultimately operate. To the extent we effect a business combination with a financially unstable entity or an entity in its early stage of development or growth (including entities without established records of sales or earnings), we will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth entities. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we will become subject to the currently unascertainable risks of that industry.

         We may, under certain circumstances, seek to effect business combinations with more than one Target although it is likely that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Our probable lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination. In addition, by consummating a business combination with only a single entity, the prospects for our success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services.

         The investors in this offering will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to us in connection with selecting a potential business combination until after we have entered into an agreement to effectuate a business combination. As a result, investors in this offering will be almost entirely dependent on the judgment of management in connection with the selection and ultimate consummation of a business combination.

         While our ability successfully to effect a business combination will be dependent upon Messrs. Keyser and Poliak, the future role of Target personnel cannot presently be stated with any certainty. While it is possible that certain of our key personnel will remain associated in some capacities with our company following a business combination, it is likely that our current officers and directors will no longer be involved in our company subsequent to the transaction. Moreover, our current officers and directors will have little, if any, experience or knowledge relating to the operations of a particular Target. Furthermore, although we intend closely to scrutinize the management of a prospective Target in connection with evaluating the desirability of effecting a business combination, there can be no assurance that our company's assessment of such management will prove to be correct, especially in light of the inexperience of our current management in evaluating businesses.

EVALUATION OF POTENTIAL TARGETS

         Management anticipates that the selection of a Target will be complex and risky because of competition for such business opportunities among all segments of the financial community. The nature of our search for a Target requires maximum flexibility. We will be required to consider various factors and divergent circumstances which may preclude meaningful direct comparison among the various business enterprises, products or services investigated. Investors should recognize that the possible lack of diversification among our acquisitions may not permit us to offset potential losses from one venture against profits from another. This should be considered a negative factor affecting any decision to purchase the shares. Provided the Target has net assets of at least 80% of our offering proceeds, our management will have virtually unrestricted flexibility in identifying and selecting a prospective Target. In addition, in evaluating a prospective Target, management will consider, among other factors, the following:

         -        costs associated with effecting the business combination;

         - equity interest in and possible management participation in the Target;

         - growth potential of the Target and the industry in which it operates;

         - experience and skill of management and availability of additional personnel of the Target;

         -        capital requirements of the Target;

         -        competitive position of the Target;

         - stage of development of the product, process or service of the Target;

         - degree of current or potential market acceptance of the product, process or service of the Target;

         - possible proprietary features and possible other protection of the product, process or service of the Target; and

         - regulatory environment of the industry in which the Target operates.

         Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management in connection with effecting a business combination consistent with our business objective. In connection with our evaluation of a prospective Target, management anticipates that we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial or other information which will be made available to us.

         We will consider the quality of the management of any Target candidate, its operating results, the soundness of the service or product to be developed or being developed, the effect of market and economic conditions and governmental policies on the business and its products, the nature of its competition, and the total projected required capital.

         The time and costs required to select and evaluate a Target candidate (including conducting a due diligence review) and to structure and consummate the business combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state corporation laws) cannot presently be ascertained with any degree of certainty. Our current executive officers intend to devote approximately 20% of their respective time to our affairs and, accordingly, consummation of a business combination may require a greater period of time than if our executive officers devoted their full time to our affairs. Any costs incurred in connection with the identification and evaluation of a prospective Target with which a business combination is not ultimately consummated will result in a loss to our company and reduce the amount of capital available to complete a business combination.


         We anticipate that we will make contact with Target prospects primarily through the efforts of our officers, who will meet personally with Target candidate management and key personnel, visit and inspect facilities, assets, products and services belonging to such prospects, and undertake such further reasonable investigation as management deems appropriate, to the extent of its limited financial resources. We anticipate that certain Target candidates may be brought to its attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, other members of the financial community, and affiliated sources. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage such firms in the future, in which event we may pay a finder's fee or other compensation. We will not pay finder fees or other compensation to any affiliate of our company. As part of our investigation of prospective enterprises, products and services, management intends to request that current owners of a prospective Target provide, among other things, written materials regarding the current owner's business, product or service, available market studies as well as the assumptions upon which they are made, appropriate title documentation with respect to the assets, products and services of the potential Target, detailed written descriptions of any transactions between the potential Target and any of its affiliates, copies of pleadings of material litigation, if any, copies of material contracts and any and all other information deemed relevant. Additionally, we may verify such information, if possible, by interviewing competitors, certified public accountants and other persons in a position to have independent knowledge regarding the product or service as well as the financial condition of the potential Target.


GOVERNMENT REGULATION

         As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure the business combination so as to achieve the most favorable tax treatment to our company, the Target and their respective shareholders. There can be no assurance that the IRS or appropriate state tax authorities will ultimately assent to our tax treatment of a particular consummated business combination. To the extent the IRS or state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to our company, the Target and their respective shareholders. Tax considerations as well as other relevant factors will be evaluated in determining the precise structure of a particular business combination, which could be effected through various forms of a merger, consolidation or stock or asset acquisition.

         This blank check offering is subject to Rule 419 under the Securities Act. As such, any agreement to acquire a Target must provide that the fair market value of the business or assets to be acquired represents at least 80% of the maximum offering proceeds, less underwriting commissions, if any, and expenses and dealer allowances payable to non-affiliates. Once an acquisition agreement meeting the above criteria has been executed, we must successfully complete a reconfirmation offering.


         We have agreed that contemporaneous with the sale of the shares we will file a Form 8-A with the SEC to register our common stock on a voluntary basis under the provisions of Section 12(g) of the Exchange Act, and that we will use our best efforts to continue to maintain such registration for a minimum of two years from the date of this prospectus. Such registration will require us to comply with periodic reporting, proxy solicitations and certain other requirements of the Exchange Act.


         If we seek shareholder approval of a business combination when our securities are registered pursuant to Section 12 of the Exchange Act, our proxy solicitation materials required to be transmitted to shareholders may be subject to prior review by the SEC.

         Under the federal securities laws, public companies must furnish certain information about significant acquisitions, which information may require audited financial statements of an acquired entity with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, we will not seek to consummate a business combination with any Target unable to provide audited financial statements.

INVESTMENT COMPANY ACT

         Our operations may be limited by the Investment Company Act. Unless we register with the SEC as an investment company, we will not, among other things, be permitted to own investment securities, exclusive of government securities and cash items, which have a value exceeding 40% of the value of our total assets on an unconsolidated basis. While we may participate in a business opportunity by purchasing, trading or selling the securities of an entity, we do not intent to engage primarily in trading activities. We intend to conduct our operations so as not to require registration under the Investment Company Act.

PROPERTIES


         Pursuant to an oral agreement with Ark Financial Services, Inc., we occupy executive offices rent-free in approximately 1,200 square feet of office space located at 6400 N.W. 6th Way, Suite 300, Fort Lauderdale, Florida 33309. We intend to occupy this space until we effect a business combination. We consider this space to be adequate for our needs and have no preliminary agreements or understandings with respect to office space in the future, although Ark Financial Services has orally agreed to permit us to occupy this space until we effect a business combination.

COMPETITION

         We expect to encounter substantial competition in our efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than our company and will therefore be in a better position than us to obtain access to attractive business opportunities. We also will experience competition from other blank check companies, many of which may have more funds available than we do.

         In the event that we succeed in effecting a business combination, we will, in all likelihood, become subject to intense competition from competitors of the Target. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Target cannot presently be ascertained. There can be no assurance that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the Target is in a high growth industry.

EMPLOYEES


         As of the date of this prospectus, our employees consist of two executive officers, each of whom will devote approximately 20% of his working time to our affairs once we complete this offering. These individuals currently devote less than 5% of their time to our operations.


LEGAL PROCEEDINGS

         There is no litigation pending, or to our knowledge, threatened against our company.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

NAME                     AGE      TITLE
--------------------     ---      --------------------------------------------
Robert D. Keyser, Jr.    44       Chief Executive Officer, President, Director

Albert J. Poliak         43       Chief Financial Officer, Treasurer, Director


ROBERT D. KEYSER, JR., has served as an officer and director of our company since inception. Mr. Keyser currently serves as the chief executive officer of Dawson James Securities, Inc. Dawson James Securities, a wholly owned subsidiary of Ark Financial Services, Inc., is a full service investment firm. Mr. Keyser is the secretary, director and a principal shareholder of Ark Financial Services. Ark Financial Services is a holding company. Mr. Keyser is also currently the president, director and shareholder of Ark Venture Capital, Inc., our majority shareholder. Mr. Keyser also served as executive vice president and executive officer of Viewtrade Financial, Inc. from September 2002 to October 2004. Viewtrade Financial is a full service investment firm. Mr. Keyser has over 20 years of experience in all aspects of the securities industry, having held various positions, including head of investment banking, regional sales manager and branch manager. Since 1996, Mr. Keyser has owned and operated Holiday Shores Marina, Inc. and Lakeside Marina, Inc., both wholly owned private businesses in the marina management and real estate industry, respectively. From January 2001 to April 2002, Mr. Keyser served as branch manager for Sterling Financial Investment Group, a full service investment firm located in South Florida. Mr. Keyser holds the following securities licenses: 7, 24, and 63. Mr. Keyser attended the University of Missouri from 1978 to 1982.

ALBERT J. POLIAK has served as an officer and director of our company since its inception. Mr. Poliak currently serves as president and chief compliance officer at Dawson James Securities, Inc. a wholly owned subsidiary of Ark Financial Services, Inc. Dawson James Securities is a full service investment firm. Mr. Poliak is the president, director and a principal shareholder and director of Ark Financial Services. Ark Financial Services is a holding company. Mr. Poliak is also currently the corporate secretary, director and shareholder of Ark Venture Capital, Inc. our majority shareholder. Mr. Poliak has over twenty years of experience in the securities industry. From 1985 through 2001 Mr. Poliak held various management positions throughout the securities industry: including president, head of trading and chief executive officer of The Agean Group, Inc., a brokerage firm; regional vice president of J.W. Gant, Inc., an investment firm; and branch manager at Thomas James Securities, Inc., a brokerage firm. Mr. Poliak currently holds the following securities licenses: Series 7, 24 and 63. Mr. Poliak attended Longwood College, Montgomery College and the University of Maryland.


         Our directors hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified.

         The directors receive no compensation for serving as such, other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board. Messrs. Keyser and Poliak, the current executive officers of our company, intend to devote approximately 20% of their time to our affairs.

         There are no agreements or understandings for any officer or director to resign at the request of another person and neither of the officers or directors is acting on behalf of or will act at the direction of any other person.

COMMITTEES

         To date, we have not formed any audit, compensation, nor nominating committee. Upon the acquisition of a Target, we intend to form an audit committee, nominating committee and compensation committee.

CODE OF ETHICS

         Our board of directors has adopted a code of ethics. The purpose of the code of ethics is to focus the board and each director and officer of our company on areas of ethical risk, provide guidance to directors and officers to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and help foster a culture of honesty and accountability.

EXECUTIVE COMPENSATION

         No compensation has been paid to any officers or directors since inception. We do not expect to pay any direct or indirect compensation to our officers and directors. There are no understandings or arrangements otherwise relating to compensation.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information as of the date of this prospectus and as adjusted to reflect the sale of the shares we are offering under this prospectus (assuming completion of the maximum offering and minimum offering), based on information obtained from the persons named below, with respect to the beneficial ownership of shares of common stock by (1) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (2) each director, and (3) officers and directors as a group. Unless otherwise indicated, the address of each of the individuals and entities below is 6400 N.W. 6th Way, Suite 300, Fort Lauderdale, Florida 33309.

                                                            PERCENTAGE OF
                                                           SHARE OWNERSHIP
                                                          --------------------
                                                          AFTER       AFTER
                                               PRIOR TO   MAXIMUM     MINIMUM
NAME AND ADDRESS            NUMBER OF SHARES   OFFERING   OFFERING    OFFERING
----------------            ----------------   --------   --------    --------
Robert D. Keyser(1)                   40,000        100%        80%         89%

Albert J. Poliak(1)                   40,000        100%        80%         89%

Ark Venture Capital,
 Inc.(1)                              40,000        100%        80%         89%

Officers and Directors as             40,000        100%        80%         89%
  a group (2 persons)

(1) Voting control of Ark Venture Capital, Inc. is held by Robert D. Keyser and Albert J. Poliak.

                            DESCRIPTION OF SECURITIES

GENERAL

         We are authorized to issue 80,000,000 shares of common stock, par value $.0001 per share. Prior to this offering, 40,000 shares of common stock were outstanding. We are authorized to issue 20,000,000 shares of preferred stock, par value $.0001 per share, none of which is outstanding.

COMMON STOCK

         The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and, except as noted herein, there are no redemption provisions applicable to the common stock.

PREFERRED STOCK

         Our board of directors is authorized (without any further action by the shareholders) to issue preferred stock in one or more series and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences.
 Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends, if any, on the common stock. Also, holders of the preferred stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of our company before any payment is made to holders of common stock. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors, without shareholder approval, may issue preferred stock with dividend, liquidation, redemption, voting and conversion rights which could adversely affect the holders of common stock.

DIVIDENDS

         We have not paid any dividends on our common stock to date and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board does not anticipate paying any cash dividends in the foreseeable future.

TRANSFER AGENT

         After completion of this offering, the transfer agent for our common stock will be Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Rd., Tamarac, Florida 33321. Currently the Company is acting as its own transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE

         Upon consummation of the sale of the maximum amount of shares offered in this offering, we will have 50,000 shares outstanding. Of these, the 10,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of our company (in general, a person who has a control relationship with our company) which will be subject to the limitations of Rule 144 promulgated by the SEC under the Securities Act. All of the remaining 40,000 shares are "restricted securities," as that term is defined under Rule 144, in that the shares were issued in private transactions not involving a public offering.

         In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of our company (or persons whose shares are aggregated), who has owned restricted shares beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of our company for at least the three months immediately preceding the sale and who has beneficially owned shares for at least two years is entitled to sell such shares the Rule 144 without regard to any of the limitations described above. However, the SEC staff has expressed the opinion to the NASD that securities issued by "blank check" companies to promoters, affiliates or their transferees cannot be resold under Rule 144.

         Prior to this offering, there has been no market for the shares, and no prediction can be made as to the effect, if any, that market sales of restricted shares or the availability of such restricted shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect the price for the sale of our shares in any trading market which may develop.

                                 INDEMNIFICATION

         Our Articles of Incorporation and Florida law contain provisions relating to the indemnification of officers and directors. Generally, they provide that we may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of our company, by reason of the fact that he is or was a director, officer, employee or agent of our company. It must be shown that he acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to our company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                              CERTAIN TRANSACTIONS


         Basis of Control and Ownership of Related Parties

         Messrs. Keyser and Poliak, our executive officers, also serve as executive officers for Dawson James Securities, Inc. Dawson James Securities is controlled by Ark Financial Services, Inc. Messrs. Keyser and Poliak are majority shareholders and executive officers of Ark Financial Services. Dawson James Securities is a full service investment firm located in Fort Lauderdale, Florida. Dawson James Securities is participating in this offering. However, Dawson James will receive no commission, fees nor reimbursements for participating in this offering.

         The following charts summarize the ownership interests by and between our company, officers, directors, shareholder, placement agent and other related parties:

                                    [CHART]



Other Certain Transactions

         Upon our inception, we issued 40,000 shares of its common stock to Ark Venture Capital, Inc. in consideration of $5,000. Ark Venture Capital paid approximately $0.125 per share. In addition, Ark Venture Capital has advanced our company $100. This advance is non interest bearing and payable on demand. Our officers and directors are the principal shareholders and executive officers of Ark Venture Capital and maintain voting control over Ark Venture Capital.

         Since inception, our company, pursuant to a an oral agreement with Ark Financial Services, Inc., has maintained at no cost to us, our executive offices in approximately 1,200 square feet of office space located at 6400 N.W. 6th Way, Suite 300, Fort Lauderdale, Florida 33309. Mr. Poliak and Mr. Keyser are executive officers and principal shareholders of Ark Financial Services.


         We shall not make any loans to any officers or directors following this offering. Further, we shall not borrow funds for the purpose of making payments to our officers, directors, promoters, management or their affiliates or associates.


         In connection with the consummation of a business combination, we may become obligated to pay fees to certain persons. No officers, directors or current shareholders shall be paid any consulting fees or salaries for services rendered by such persons in connection with a business combination. The Deposited Funds will not be used for salaries. No funds will be disbursed from the Deposited Funds for reimbursement of expenses. Subsequent to the consummation of a business combination, to the extent current officers, directors and/or shareholders of our company provide services to our company, such persons may receive from us consulting fees and/or salaries. We have no present intention to pay to anyone any consulting fees or salaries. We are not aware of any plans, proposals, understandings or arrangements with respect to the sale of any shares of our common stock by any current shareholders. Further, there are no plans, proposals, understandings or arrangements with respect to the transfer by us to any of the current shareholders of any funds, securities or other assets of our company.


         Management has no present intention of (1) considering a business combination with entities owned or controlled by affiliates or related other parties, (2) creating subsidiary entities with a view to distributing their securities to our shareholders, or (3) selling any securities owned or controlled by our affiliates or associates in connection with any business combination transaction without affording all shareholders a similar opportunity. We will not pay finder fees to an affiliate of our company.

         In the event management contemplates a related party transaction it will obtain an independent appraisal of the value of the business or assets to be acquired and no transaction will be structured unless it is at a price which is lesser or equal to the value determined by the independent appraisal. Such a related party transaction is not an arms-length transaction because management would be on both sides of the transaction and may have financial interests which are adverse to our shareholders. Such a situation creates a potential for management's fiduciary duties to our shareholders to be compromised and the interests of our shareholders to be affected adversely. If management's fiduciary duties are compromised, any remedy available to shareholders under state corporate law will most likely be prohibitively expensive and time consuming.


         None of our officers, directors or principal shareholder are involved in a blank check offering. None of our officers, directors or principal shareholder have ever been involved in a blank check offering.

                              PLAN OF DISTRIBUTION

THE OFFERING


         In accordance with the terms and conditions contained in our placement agent agreement with Dawson James Securities, Inc., we are offering up to 10,000 shares of common stock or $60,000 through Dawson James Securities on a "best efforts" basis without a firm underwriting commitment. Dawson James Securities will not receive any commission, fee or non-accountable expense allowance. Under the terms of our placement agent agreement, if a minimum of 5,000 shares of our common stock have not been sold by ____________, 2005 (six months from the date of this prospectus), all subscriptions will be cancelled and all funds will be promptly returned to investors without interest and without deduction.


         We have agreed to indemnify Dawson James Securities against any costs or liabilities incurred by it by reason or misstatements or omissions to state material facts in connection with our statements made in the registration statement or the prospectus. Dawson James Securities has in turn agreed to indemnify us against liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in the prospectus based on information relating to Dawson James Securities and furnished in writing by Dawson James Securities. Our officers and directors are "associated" with Dawson James Securities, as that term is defined in Rule 3a4-1 under the Exchange Act. Our officers and directors:

         o are not subject to a statutory disqualification under the Exchange Act at the time of their participation in the sale of our securities; and

         o will not be compensation for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         Prior to this offering, there has been no public market for our common stock and there can be no assurances that an active public market for our common stock will be developed or, if developed, sustained after this offering. The initial public offering price of our common stock has been arbitrarily determined by us and bears no relationship to our current earnings, book value, net worth or other established valuation criteria. The factors considered in determining the initial public offering prices included:

         o        an assessment of management;

         o        our prospects;

         o        our capital structure; and

         o        certain other factors deemed relevant.

         The initial public offering prices do not necessarily bear any relationship to our assets, book value, earnings or other established criterion of value. Such prices are subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for our common stock will develop after the close of the public offering, or if a public market in fact develops, that such public market will be sustained, or that our common stock can be resold at any time at the initial public offering prices or any other prices.

         Management, principal shareholders or their affiliates may not acquire common shares in the offering. Our officers and directors will not participate in the sale of our common stock.

         We will amend the registration statement of which this prospectus is a part following its effectiveness to identify additional selected broker-dealers at such time as such broker-dealer sells shares offered in this offering.

DAWSON JAMES SECURITIES, INC.

         Dawson James Securities, Inc., our placement agent, was organized under the laws of the State of Florida on July 29, 2002. The principal shareholder of Dawson James Securities is Ark Financial Services (an affiliate of our company). The remaining interests to Dawson James Securities are owned by non-affiliates. On or about August 2, 2004, Dawson James Securities obtained registration as a broker-dealer under the Exchange Act and was approved for membership with the NASD. Dawson James Securities is a full service investment firm.


PLACEMENT AGENT COMMISSIONS


Our participating broker-dealer receives no compensation. We will not reimburse our participating broker-dealer for any of its costs and expenses.


STATE BLUE SKY INFORMATION

         We will offer and sell the shares to retail customers only in Florida and New York. In these states we have applied to have the shares registered for sale and will not sell the shares in these states until such registration is effective.

         Additionally, we believe the common stock will be eligible for sale on a secondary market basis in certain states based on exemptions from such states' registration requirements as a result of the National Securities Markets Improvement Act of 1996. The National Securities Markets Improvement Act exempts from state registration requirements certain secondary market trading transactions for issuers that file periodic and annual reports under the Securities Exchange Act of 1934. However, under the act, the states are able to continue to require notice filings and collect fees with regard to these transactions. As of the date of this prospectus, we have not determined which states we will submit the required notice filing and applicable fee to in order to take advantage of this exemption.

ESCROW ACCOUNT


         The net proceeds of this offering will be deposited promptly into a non-interest bearing escrow account. Pursuant to Rule 419, Dawson James has established a separate bank account on our behalf. Dawson James is a registered broker dealer maintaining net capital equal to or exceeding $25,000. We have entered into an escrow agreement with Dawson James. The deposit account records will provide that funds in the escrow account are held for the benefit of the purchasers named and the records of the escrow agent, maintained in good faith and in the regular course of business, will show the name and interest of each party to the account.

         Funds held in escrow may be released to us and securities may be delivered to the purchaser identified on the deposited securities only at the same time as or after:

         o the escrow agent has received a signed representation from our company, together with other evidence acceptable to the escrow agent, that the requirements of Rule 419 as described above have been met; and

         o consummation of an acquisition meeting the requirements of Rule 419 as described above.

         The escrow agreement further provides:

         (1) The net proceeds of this offering are to be deposited into an escrow account maintained by the escrow agent. The Deposited Funds and interest or dividends thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government;

         (2) All securities issued in connection with this offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights, are to be deposited directly into the escrow account promptly upon issuance. The identities of the investors are to be reflected on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued and deposited and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the securities held in their names. The securities held in the escrow account may not be transferred or disposed of, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act; and

         (3) Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms, provided, however, that the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the escrow account.

                                  LEGAL MATTERS

         Adorno & Yoss, P.A., Fort Lauderdale, Florida, has rendered an opinion (which is filed as an exhibit to the registration statement of which this prospectus is a part) to the effect that our shares, when issued and paid for as described in this prospectus, will constitute legally issued securities, fully paid and non-assessable.

                                     EXPERTS

         The financial statements included in this prospectus have been audited by Jewett, Schwartz & Associates, independent public accountants, as indicated in its report with respect thereto, and are included in this prospectus in reliance upon the authority of the firm as experts in accounting and auditing in giving the report.

                              AVAILABLE INFORMATION

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the shares. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC For further information with respect to our company and this offering, reference is made to the registration statement, which may be examined at the SEC's Public Reference Office, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Chicago Regional Office of the SEC, Northwest Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information at the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         Descriptions contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and each such description is qualified by reference to such contract or document. References in this prospectus to various documents, statutes, regulations and agreements do not purport to be complete and are qualified in their entirety by reference to such documents, statutes, regulations and agreements. We will provide without charge to each person who receives a prospectus, upon written request of such person, a copy of any of the information that is incorporated by reference in the prospectus.

         The SEC maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The SEC's address on the Web is http://www.sec.gov.

         We intend to furnish our shareholders with annual reports containing audited financial statements and other periodic reports as we deem appropriate or may be required by law.

         Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

                     LIFESCIENCES OPPORTUNITIES INCORPORATED

                              FINANCIAL STATEMENTS

                                Table of Contents

Report of Independent Certified Public Accountants.......................... F-2
Balance Sheets ............................................................. F-3
Statements of Operations ................................................... F-4
Statements of Changes in Shareholder's Equity .............................. F-5
Statements of Cash Flows ................................................... F-6
Notes to Financial Statements .............................................. F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To  the   shareholders  and  board  of  directors   Lifesciences   Opportunities
Incorporated:

We have audited the accompanying balance sheet of Lifesciences Opportunities Incorporated (hereinafter referred to as "the Company") as of January 31, 2004, and the related statements of operations, shareholder's equity and cash flows for period January 12, 2004 (inception) through January 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lifesciences Opportunities Incorporated as of January 31, 2004, and the results of their operations and their cash flows for the period then ended in conformity with accounting principles generally accepted in the United States.

JEWETT, SCHWARTZ & ASSOCIATES

HOLLYWOOD, Florida,
May 26, 2004

                  LIFESCIENCES OPPORTUNITIES INCORPORATED
                               BALANCE SHEETS

                                                                      October 31      January 31
                                                                        2004             2004
                                                                       -------          -------
                                                                     (Unaudited)
                                   ASSETS

CURRENT ASSETS
  Cash                                                                 $ 2,624          $    --
                                                                       -------          -------

      TOTAL CURRENT ASSETS                                               2,624               --
                                                                       -------          -------


        TOTAL ASSETS                                                   $ 2,624          $    --
                                                                       =======          =======

                    LIABILITIES AND SHAREHOLDER'S EQUITY
                                LIABILITIES

CURRENT LIABILITIES
  Loan from shareholder                                                $   100          $    --
                                                                       -------          -------

      TOTAL CURRENT LIABILITIES                                            100               --
                                                                       -------          -------


        TOTAL LIABILITIES                                                  100               --
                                                                       -------          -------

                            SHAREHOLDER'S EQUITY

Common stock, $0.0001 par value, 80,000,000 shares authorized,
  40,000 shares issued and outstanding                                       4                4

Additional paid-in capital                                               4,996            4,996

Stock subscriptions receivable                                              --           (5,000)

Accumulated deficit                                                     (2,476)              --
                                                                       -------          -------

      TOTAL SHAREHOLDER'S EQUITY                                       $ 2,524               --
                                                                       -------          -------

        TOTAL LIABILITIES
          AND SHAREHOLDER'S EQUITY                                     $ 2,624          $    --
                                                                       =======          =======

The accompanying notes are an integral part of these financial statements.

                       LIFESCIENCES OPPORTUNITIES INCORPORATED

                            STATEMENTS OF OPERATIONS


                                                                                                 For the period
                                                                     For the period             January 12, 2004
                                                                         ended                (inception) through
                                                                       October 31                  January 31
                                                                          2004                        2004
                                                                  ---------------------   -----------------------------
                                                                      (Unaudited)

REVENUES                                                          $                 --    $                          --
                                                                  ---------------------   -----------------------------

OPERATING EXPENSES                                                               2,476                               --
                                                                  ---------------------   -----------------------------

                                                                                 2,476                               --
                                                                  ---------------------   -----------------------------

LOSS BEFORE TAXES                                                               (2,476)                              --

     INCOME TAXES                                                                   --                               --
                                                                  ---------------------   -----------------------------

        NET LOSS                                                                (2,476)                              --
                                                                  ---------------------   -----------------------------

NET LOSS PER SHARE - Basic and diluted                            $              (0.06)   $                          --
                                                                  =====================   =============================

Weighted average common
  shares outstanding - Basic and diluted                                         40,000                              --
                                                                  =====================   =============================


The accompanying notes are an integral part of these financial statements.

                     LIFESCIENCES OPPORTUNITIES INCORPORATED

                  STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY


                                                 Common Stock                              Common
                                          80,000,000 shares authorized    Additional        Stock
                                           Shares          Par Value        Paid-in     Subscriptions     Accumulated
                                           Issued         $.0001 per share  Capital       Receivable       Deficit        Total
                                         ------------     -------------   ------------  ---------------  ------------  ------------
BALANCE - JANUARY 12, 2004 (inception)             -      $          -    $         -   $            -   $         -   $         -

Net loss                                           -                 -              -                -             -             -
                                         ------------     -------------   ------------  ---------------  ------------  ------------

BALANCE - JANUARY 31, 2004                         -                 -              -                -             -             -
             Unaudited

Issuance of common stock                      40,000                 4          4,996           (5,000)            -             -

Proceeds from stock issuance                       -                 -              -            5,000             -         5,000

Net Loss                                           -                 -              -                -        (2,476)       (2,476)
                                         ------------     -------------   ------------  ---------------  ------------  ------------

BALANCE - OCTOBER 31, 2004                    40,000      $          4    $     4,996   $            -   $    (2,476)  $     2,524
                                         ============     =============   ============  ===============  ============  ============

The accompanying notes are an integral part of these financial statements.

                     LIFESCIENCES OPPORTUNITIES INCORPORATED

                            STATEMENTS OF CASH FLOWS


                                                                                                      For the period
                                                                          For the period             January 12, 2004
                                                                              ended                (inception) through
                                                                            October 31                   January 31
                                                                               2004                        2004
                                                                       ---------------------    ---------------------------
                                                                           (Unaudited)
Cash flows from operating activities
  Net loss                                                             $              (2,476)   $                        --

Adjustments to reconcile net loss to net
  cash used by operating activities                                                       --                             --
                                                                       ---------------------    ---------------------------

        Total adjustments                                                                 --                             --
                                                                       ---------------------    ---------------------------

  Net cash used by operating activities                                               (2,476)                            --
                                                                       ---------------------    ---------------------------

Cash flows from investing activities

  Net cash provided by investing activities                                               --                             --
                                                                       ---------------------    ---------------------------

Cash flows from financing activities
Proceeds from shareholder loan                                                           100
  Issuance of common stock                                                             5,000                             --
                                                                       ---------------------    ---------------------------

 Net cash provided by financing activities                                             5,100                             --
                                                                       ---------------------    ---------------------------

  NET INCREASE IN CASH                                                                 2,624                             --

  CASH AT BEGINNING OF PERIOD                                                             --    $                        --
                                                                       ---------------------    ---------------------------

  CASH AT END OF PERIOD                                                $               2,624    $                        --
                                                                       =====================    ===========================

The accompanying notes are an integral part of these financial statements.

                     LIFESCIENCES OPPORTUNITIES INCORPORATED
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - NATURE AND PURPOSE OF BUSINESS

Lifesciences Opportunities Incorporated (the "Company") was incorporated under the laws of the State of Florida on January 12, 2004, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has had no operations to date other than issuing shares to its original shareholders.

The company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

The Company will attempt to locate and negotiate with a business entity for the combination of that target company with us. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. No assurances can be given that we will be successful in locating or negotiating with any target company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Revenue Recognition

The Company has adopted and follows the guidance provided in the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 101, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.

                     LIFESCIENCES OPPORTUNITIES INCORPORATED
                        NOTES TO THE FINANCIAL STATEMENTS

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized.


Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code. The annual limitation may result in the expiration of net operating loss carry-forwards before utilization.


Loss Per Share

The Company computed basic and diluted loss per share amounts for January 31, 2004 pursuant to the Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Interim Financial Statements

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of financial position as of October 31, 2004 and the related operating results and cash flows for the interim periods presented have been made. The results of operations, for the period presented are not necessarily indicative of the results to be expected for the year.

Recent Authoritative Pronouncements

The Financial Accounting Standards Board ("FASB") has recently issued several new accounting pronouncements which may apply to the Company.

In May 2003, the FASB issued Statement No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The Company is currently classifying financial instruments within the scope of this Statement in accordance with this Statement. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Management does not believe that this Statement will have a material impact on the Company's financial statements.

NOTE 3 - RELATED PARTY TRANSACTION

The Company's shareholder advanced $100 to the Company as a non-interest bearing loan payable due on demand.

NOTE 4 - SHAREHOLDERS' EQUITY

In January 2004, the Company issued 40,000 shares of common stock, $.0001 par value, in consideration of $5,000 that was funded on April 30, 2004.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850(1) of the Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

         In the case of proceedings by or in the right of the corporation,
Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

         Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section
607.0850 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

         Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor or in a proceeding by or in the right of a shareholder.

         The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Florida law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         SEC Registration Fee                                    $   7.60
         Blue Sky Fees and Expenses                                 1,000
         Legal Fees and Expenses                                    5,000
         Printing Expenses                                            500
         Accounting Fees and Expenses                               2,000
         Transfer Agent Fees and Expenses                             500
         Miscellaneous                                             992.40
                                                                 --------

         Total                                                    $10,000

         The foregoing expenses, except for the SEC registration fee, are estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         On January 12, 2004, we issued an aggregate of 40,000 shares to Ark Venture Capital, Inc. in consideration for $5,000. With respect to the issuance of the shares, we relied on the exemptions from registration provided by Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the shares. The shares issued to Ark Venture Capital, Inc. contain restrictive legends preventing their transfer except in accordance with the Securities Act and the regulations promulgated thereunder. In addition, stop transfer instructions pertaining to these shares will be lodged with our transfer agent. The investor is accredited as that term is defined in Regulation D and the investor had full access to all company data and information at the time of its investment.

ITEM 27.  EXHIBITS.

         The following exhibits are filed with this Registration Statement:

Exhibit Number             Exhibit Name


         1.1               Placement Agent Agreement
         3.1               Articles of Incorporation*
         3.2               By-Laws*
         4.1               Common Stock specimen*
         4.2               Escrow Agreement*
         4.3               Subscription Agreement*
         5.1               Opinion regarding legality*
         21.1              Subsidiaries*
         23.1              Consent of counsel (contained in exhibit 5.1)*
         23.2              Consent of accountants


         *  Previously filed

ITEM 28.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the SEC such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the SEC heretofore or hereafter duly adopted pursuant to authority conferred to that section.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to its Articles of Incorporation or provisions of Florida law, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time the SEC declared it effective.

         For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Fort Lauderdale, State of Florida, on December 9, 2004.


                             LIFESCIENCES OPPORTUNITIES INCORPORATED


                             By: /s/ Robert D. Keyser
                                 ----------------------------------------------
                                 Robert D. Keyser, Jr., Chief Executive Officer and President


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.




/s/Robert D Keyser                                             December 9, 2004
-----------------------------------------------------
Robert D. Keyser, Jr.
Chief Executive Officer (Principal Executive Officer)
and Director



/s/Albert J. Poliak                                            December 9, 2004
-----------------------------------------------------
Albert J. Poliak
Chief Financial Officer (Principal Accounting Officer)
and Director